EXHIBIT 10(v)

CLARION TECHNOLOGIES, INC.

DIRECTOR DEFERRED STOCK PURCHASE PLAN

        1.        Purpose.

        The purposes of the Clarion Technologies Director Deferred Stock Purchase Plan (the “Plan”) are (i) to provide Directors of Clarion Technologies, Inc. (the “Company”) the opportunity to acquire and to increase his or her equity interest in the Company, (ii) to attract and retain individuals to serve as directors of the Company, and (iii) to align their interests with interests of the stockholders of the Company. To achieve these purposes, the Plan permits each Director to defer and invest all or part of his or her annual Retainer in restricted stock units (“Restricted Stock Units”) equivalent to shares of Common Stock of the Company.

        2.        Effective Date, Term and Plan Year.

        The Plan shall be effective June 20, 2000, and shall remain in effect until terminated by the Board. Each Plan Year shall begin on January 1 and shall end on December 31 of that same year. The initial plan year shall begin on July 1, 2000 and end on December 31, 2000.

        3.        Administration.

        The Plan shall be administered by the Compensation Committee of the Board (“Committee”), or such other committee designated by the Board.

        4.        Eligibility.

        All directors of the Company are entitled to participate in the Plan.

        5.        Election to Participate.

(a) Time and Filing. Each Director becomes a Participant in the Plan by filing with the Committee an “Election to Participate” for each Plan Year. An Election to Participate must be filed not later the last business day immediately preceding the first day of the Plan Year for which the Director desires to participate.

(b) Form. An election to participate (the "Deferral Election") shall be made in writing on a form prescribed by the Committee (the "Election to Participate").

(c) Content. Each Director may elect to defer the payment of all or part of the Retainer which otherwise would be paid to him or her for a Plan Year. Such election must (i) be made on the Election to Participate, (ii) designate the percentage (not less than 25% or in intervals of twenty-five (25) percentage points above 25%) of the Retainer to be deferred for the Plan Year (the “Deferred Percentage”), (iii) specify the year of payment (not less than three (3) Plan Years after the year for which the Deferral Election is made), (iv) designate the type of payment in accordance with Section 9(c) (“Payment Election”), and (v) designate one or more beneficiaries (“Beneficiaries”) to receive any credits in the Participant’s Stock Unit Account at the date of his or her death. The Deferred Percentage may change from Plan Year to Plan Year, but for a particular Plan Year may not be changed after the Deferral Election is made for that Plan Year. The Payment Election may also be changed, but not later than 12 months prior to the date the payment is to commence. Provided that the Director is eligible to participate in the Plan, the terms of an Election to Participate will continue in effect for subsequent Plan Years until a new Election to Participate is timely filed with respect to a subsequent Plan Year.

        6.        Credits to Accounts.

        Deferrals for each Plan Year pursuant to Section 5(c) shall be credited in Restricted Stock Units to a bookkeeping reserve account maintained by the Company for each Participant (“Restricted Stock Unit Account”) as of the last business day of each fiscal quarter. The initial Deferral shall be credited to Participants on September 29, 2000.

        The number of Restricted Stock Units credited to a Participant’s Restricted Stock Unit Account at the end of each fiscal quarter shall be the number determined by dividing one hundred percent (100%) of the Quarterly Deferral by the Fair Market Value (as defined in Section 15(f) hereof) of a Share on the first business day of January of the applicable Plan Year. Such calculations of Restricted Stock Units shall be carried to three decimal places.

        The value of the Restricted Stock Units credited to the Participant’s Restricted Stock Unit Account shall constitute the Participant’s entire benefit under the Plan.

        7.        Additions to Restricted Stock Unit Accounts.

        As of the payment date of each cash dividend payable with respect to Shares, there shall be credited to Restricted Stock Unit Account of each Participant an additional number of Restricted Stock Units (“Dividend Units”) equal to the per share dividend payable on such date multiplied by the number of Restricted Stock Units held in his or her Restricted Stock Unit Account as of the close of business on the first business day prior to such dividend payment date and divided by the Fair Market Value of a Share on such business day. For purposes of this Section 7, the term cash dividend shall include all dividends payable in cash or other property. The calculation of additional Restricted Stock Units shall be carried to three decimal places.

        8.        Vesting of Accounts.

        All Restricted Stock Units credited to a Participant’s Restricted Stock Unit Account (and the Dividend Units attributable thereto) shall vest and be nonforfeitable six months after the credit date, provided that the Participant is then a Director of the Company. If a Participant’s status as a Director terminates due to (i) death, (ii) disability (as determined by the Committee), (iii) Normal Retirement (which unless otherwise determined by the Committee shall mean retirement on or after reaching age 65 and having served as a Director for a period of at least three (3) years), or (iv) terminates for any reason within twenty-four (24) months following a Change in Control, all unvested Restricted Stock Units and Dividend Units will immediately become one hundred percent (100%) vested and nonforfeitable. Additionally, the Committee, in its sole discretion, may accelerate a Participant’s vested percentage if it determines that such action would be consistent with the purposes of the Plan or otherwise in the best interest of the Company.

        9.        Payment of Accounts.

(a) Time of Payment: Payment of the vested Restricted Stock Units to a Participant shall commence in January of the year of payment specified by the Participant in his or her Deferral Election. If a Participant dies before the Participant’s Restricted Stock Unit Account has been fully distributed, an immediate lump sum distribution of the Restricted Stock Unit Account shall be made to the Participant’s Beneficiary or Beneficiaries in the proportions designated by such Participant.

(b) Form of Payment: The total number of vested whole Restricted Stock Units in a Participant’s Restricted Stock Unit Account shall be paid to the Participant in an equal number of whole Shares. If installment payments are elected, the number of Shares to be paid shall be determined initially by dividing the number of vested Restricted Stock Units in the Restricted Stock Unit Account by the number of installment payments to be paid rounded to the nearest number of whole Restricted Stock Units. Each subsequent installment payment shall be determined by dividing the number of then vested Restricted Stock Units remaining in the Restricted Stock Unit Account by the number of installments remaining to be paid and rounding to the nearest number of whole Restricted Stock Units. The Company shall issue and deliver to the Participant Share certificates in payment of Restricted Stock Units as soon as practicable following the date on which the Restricted Stock Units, or any portion thereof, become payable.

(c) Type of Payment: Payments of Shares will be made from the Restricted Stock Unit Account of a Participant in whichever of the following methods the Participant elects at the time of the deferral election:

(ii) A single lump sum.

(iii) Annual installments over a period not to exceed ten (10) years, as the Participant shall elect.

If all or any portion of the Restricted Stock Unit Account is to be distributed in installments, the portion of the Participant’s Restricted Stock Unit Account being held for future distribution shall continue to be credited with additional Dividend Units as provided in Section 7.

(d) Accelerated Payment: Notwithstanding any Payment Election made by the Participant, if the Participant terminates service as a Director for any reason prior to Normal Retirement (other than because of disability or death), the Committee, in its discretion, may elect to direct the Company to pay the entire vested amount of the Participant’s Restricted Stock Unit Account in a single lump sum.

        10.        Shares Subject to the Plan.

        Shares that may be issued under the Plan may be acquired by the Company in open-market transactions, consistent with all applicable rules and regulations regarding the repurchase of securities, or may consist of authorized but unissued shares. Subject to adjustment as provided in Section 11, the number of authorized but unissued shares which may be issued under this Plan shall not exceed 300,000 shares.

        11.        Adjustments.

        In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares or the price of Shares, such proportionate adjustments, if any, as the Committee in its sole discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of authorized but unissued Shares that may be issued under the Plan, and (ii) each Restricted Stock Unit or Dividend Unit held in the Restricted Stock Unit Accounts. Any adjustments described in the preceding sentence shall be carried to three decimal places.

        12.        Termination or Amendment of Plan.

(a) In General: The Board may, at any time by resolution, terminate, suspend or amend this Plan. If the Plan is terminated by the Board, no Deferrals may be credited after the effective date of such termination, but previously credited Restricted Stock Units and Dividend Units shall remain in effect in accordance with the terms and conditions of the Plan.

(b) Limitations: No amendment may adversely affect the right of any Participant to have Dividend Units credited to a Restricted Stock Unit Account or to receive payment of any Shares pursuant to the payout of such accounts, unless such Participant consents in writing to such amendment.

        13.        Compliance With Laws.

(a) The obligations of the Company to issue any Shares under this Plan shall be subject to all applicable laws, rules, regulations and restrictions, and the obtaining of all such approvals by governmental agencies or stock exchanges or markets on which the Common Stock is listed or traded, and the Company may place appropriate legends on stock certificates relating to the foregoing, as the Board may deem necessary or appropriate.

(b) Subject to the provisions of Section 12, the Board may make such changes in the design and administration of this Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.

        14.        Unfunded Plan.

        Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a fiduciary relationship between the Company and Participant, the Participant’s designee or any other person. The Plan shall be unfunded with respect to the Company’s obligation to pay any amounts due, and a Participant’s rights to receive any payment with respect to any Restricted Stock Unit Account shall be not greater than the rights of an unsecured general creditor of the Company.

        The Company may establish a Rabbi Trust to accumulate Shares to fund all or part of the obligations of the Company pursuant to this Plan. Payment from the Rabbi Trust of amounts due under the terms of this Plan shall satisfy the obligation of the Company to make such payment. In no event shall any Participant be entitled to receive payment of an amount from the Company which the Participant received from the Rabbi Trust.

        15.        Definitions.

        Whenever used in the Plan, the following terms shall have the meanings set forth in this Section 15.

(a) "Affiliate" means a corporation or other entity controlling, controlled by or under common control with the Company.

(b) "Board of Directors" or "Board" means the Board of Directors of Clarion Technologies, Inc., a Delaware corporation, at the time the term is applied.

(c) “Change in Control” means a change in control of the Company of such a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (“Exchange Act”), or such item thereof which may hereafter pertain to the same subject; provided that, and notwithstanding the foregoing, a Change in Control shall be deemed to have occurred if:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) At any time a majority of the Board of Directors of the Company is comprised of other than Continuing Directors (for purposes of this paragraph, the term Continuing Director means a director who was either (A) first elected or appointed as a Director prior to the date this Plan was adopted by the Board; or (B) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

(iii) Any of the following occur:

(A) Any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity;

(B) Any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company which shall include, without limitation, the sale of assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company on a consolidated basis;

(C) Any liquidation or dissolution of the Company;

(D) Any reorganization, reverse stock split, or recapitalization of the Company which would result in a Change in Control; or

(E) Any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract, or other arrangement providing for any of the foregoing.

(d) “Committee” means the Compensation Committee of the Board, or other Committee designated by the Board to be the administrator of the Plan, at the time the term is applied.

(e) "Common Stock" means the common stock of the Company, par value $.001 per share.

(f) "Company" means Clarion Technologies, Inc., a Delaware corporation, and includes subsidiaries or affiliates where appropriate in the context in which it is used.

(g) “Deferral” means the dollar amount of a Participant’s Retainer which is deferred in a particular Plan Year. “Quarterly Deferral” shall mean 25% of the Deferral.

(h) “Fair Market Value” of a Share means, for any particular date, (i) for any period during which the Share shall be listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System OTC Bulletin Board (“NASDAQ”), the closing price per Share on such exchange or the NASDAQ as of the close of such trading day or (ii) for any period during which the Share shall not be listed for trading on a national securities exchange or NASDAQ, the market price per Share as determined by a qualified appraiser selected by the Board. If Fair Market Value is to be determined on a day when the markets are not open, Fair Market Value on that day shall be the Fair Market Value on the most recent preceding day when the markets were open.

(i) "Participant" means a Director who has filed an Election to Participate as provided in Section 5 of the Plan.

(j) “Rabbi Trust” means a Trust established by an agreement between the Company and a Trustee with such terms and conditions as the Company, in its discretion, shall determine, for the purpose set forth in Section 14 of the Plan.

(k) “Retainer” means the annual dollar amount of fees payable to a Director each Plan Year for services as a Director of the Company or, if payable in shares of Common Stock, the number of Shares payable to a Director each Plan Year for services as a Director of the Company.

(l) "Share" means a share of Common Stock.

(m) “Subsidiary” means a corporation or other entity in which the Company, directly or indirectly, owns 50% or more of the combined voting power of all shares of outstanding securities of such corporation or other entity.

(n) Other Terms Defined in the Plan. The following terms shall have the meanings defined respectively in the Section of the Plan set opposite each term.

Term	Section
Beneficiary Dividend Unit Deferred Percentage Deferral Election Payment Election Restricted Stock Units Restricted Stock Unit Account Retainer	5(c) 7 5(c) 5(b) 5(c) 1 6 1

16.        Miscellaneous.

(a) Assignment; Encumbrances: The right to have amounts credited to a Restricted Stock Unit Account and the right to receive payment with respect to such Restricted Stock Unit Account under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges, or charges of the Participant or to claims of the Participant’s creditors. Any attempt to assign, transfer, hypothecate or attach any rights with respect to or derived from any Restricted Stock Unit shall be null and void and of no force and effect whatsoever.

(b) Designation of Beneficiaries: A Participant may designate in writing a beneficiary or beneficiaries to receive any distribution under the Plan which becomes payable after the Participant’s death. If at the time any such distribution is due, there is no designation of a beneficiary in force or if any person (other than a trustee or trustees) as to whom a beneficiary designation was in force at the time of such Participant’s death shall have died before the payment became due and the Participant has failed to designate a beneficiary to take in lieu of such deceased person, the person or persons entitled to receive such distribution (or part thereof, as the case may be) shall be the personal representative of the Participant’s estate.

(c) Administration: The Committee shall administer the Plan, including the adoption of rules or the preparation of forms to be used in its operation, and to interpret and apply the provisions hereof as well as any rules which it may adopt. In addition, the Committee may appoint other individuals, firms or organizations to act as agent of the Company carrying out administrative duties under the Plan. Except as may be provided in a Rabbi Trust, the decisions of the Committee, including, but not limited to, interpretations and determinations of amounts due under this Plan, shall be final and binding on all parties.

(d) Governing Law: The validity, construction and effect of the Plan and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Michigan without regard to its conflict of law rules, and applicable federal law.

(e) Rights as a Stockholder: A Participant shall have no rights as a stockholder with respect to a Restricted Stock Unit until the Participant actually becomes a holder of record of Shares distributed with respect thereto.

(f) Notices: All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand delivered, or if mailed by certified mail, addressed to the Participant at the address contained in the records of the Company or to the Company at its principal office, as applicable.

        I certify that this Plan was adopted by the Board of Directors of Clarion Technologies, Inc., a Delaware Corporation, on June 20, 2000.

Dated:   June 20, 2000.

/s/ David W. Selvius Secretary Clarion Technologies, Inc.

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